UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):          May 13, 2007
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-22583 (Commission File Number)	23-2874370 (I.R.S. Employer Identification Number)

506 Prudential Road, Horsham, Pennsylvania (Address of Principal Executive Offices)	19044 (Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 13, 2007, the Board of Directors of Orbit/FR, Inc. (the “Company”) appointed Yoseph Dauber as a director to fill an existing vacancy on the Board. Prior to his retirement, Mr. Dauber held senior management positions with several large financial institutions in Israel. Mr. Dauber currently serves as a director of a number of companies, including Bank Hapoalim B.M., Clal Insurance Holding Company Ltd. and Nice Systems Ltd. Mr. Dauber is expected to be named as a member of the Audit Committee of the Board.
There is no arrangement or understanding between Mr. Dauber and any other person pursuant to which he was selected as a director. There are no relationships between Mr. Dauber and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	ORBIT/FR, INC.
	By:	/s/ Israel Adan
		Name:	Israel Adan
		Title:	President and Chief Executive Officer